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Item 1.03		Bankruptcy or Receivership.

     Issuance of Final Decree

     On July 10, 2000, the Company filed a voluntary petition for relief under Chapter 11 of the Code (the Chapter 11 proceeding") in the United States Bankruptcy Court, District of Nevada, Case No. BK-S-00-15075-LBR. From and after the commencement of the Chapter 11 Proceeding, the Company has acted as debtor in possession.

     On or about April 2, 2001, the Company and W/F Investment Corp. ("W/F") submitted to the Court a plan of reorganization, which plan has been amended from time to time (such plan, as amended, is hereinafter referred to as the "Plan of Reorganization"). W/F and the Company are the plan proponents (the "Plan Proponents") of the Plan of Reorganization. On February 20, 2002, the Court issued an order confirming the Plan of Reorganization pursuant to
Section 1129(a) of the Code.

    On November 22, 2002, the Plan of Reorganization became effective.

    On September 6, 2005, the United States Banckuptcy Court, District of Nevada, issued a final decree in the Chapter 11 proceeding, formally removing the Company from the oversight of the Bankruptcy Court and ending all bankruptcy proceedings.

                                        SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  NEVSTAR GAMING & ENTERTAINMENT CORP.

Date: September 7, 2005           ____________/s/__________________

                                  By: William O. Fleischman
                                      Chief Executive Officer and
                                      Chief Financial Officer